Exhibit 10.4

Execution Version

AMENDMENT NO. 2 TO FIRST LIEN TERM LOAN AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated as of June 28, 2019 (the “Amendment Effective Date”) to the First Lien Term Loan Agreement dated as of June 15, 2017 (as amended, supplemented or otherwise modified prior to the date hereof (including pursuant to Amendment No. 1 to First Lien Term Loan Agreement, dated as of March, 27, 2018, Increase Joinder No. 1A, dated as of March 1, 2019, Increase Joinder No. 1B, dated as of March 1, 2019, and Increase Joinder No. 1C, dated as of March 1, 2019), the “Loan Agreement”), among HORNBECK OFFSHORE SERVICES, INC. (the “Parent Borrower”), HORNBECK OFFSHORE SERVICES, LLC (the “Co-Borrower” and, together with the Parent Borrower, collectively, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrowers have requested that the Loan Agreement be amended on the terms set forth herein, and each Lender party hereto consents to this Amendment.

WHEREAS, this Amendment includes amendments to the Loan Agreement that are subject to the approval of the Required Lenders, and that, in each case, will become effective on the Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein.

WHEREAS, the Lenders party hereto constitute, collectively, the Required Lenders.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Loan Agreement as amended by this Amendment.

ARTICLE II

AMENDMENTS TO THE LOAN AGREEMENT

Section 2.01 Amendments to Loan Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages of the Loan Agreement attached as Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and each Lender that, on and as of the Amendment Effective Date:

(a) The execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of such Loan Party or any Restricted Subsidiary of the Parent Borrower.

(b) This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties of the Loan Parties set forth in Article VII of the Loan Agreement and in the other Loan Documents are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, that the representations and warranties contained in Section 7.04(a) of the Loan Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clause (a) of Section 8.01 of the Loan Agreement and the representations and warranties contained in Section 7.04(c) of the Loan Agreement shall be deemed to include a reference to the 2019 Senior Credit Agreement (as defined in the Loan Agreement as amended hereby).

(d) No Default exists immediately before or immediately after giving effect to this Amendment.

(e) All material terms of the credit facilities governed by the 2019 Senior Credit Agreement (as defined in the Loan Agreement as amended hereby), other than any fees related thereto, have been disclosed in writing to the Lenders party hereto.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.01 Amendment Effective Date. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) Execution and Delivery of this Amendment. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and Lenders sufficient to constitute, collectively, the Required Lenders.

(b) Payment of Expenses. The Administrative Agent and the Lenders shall have received reimbursement or payment of all out-of-pocket fees, charges and disbursements of counsel required to be reimbursed or paid by the Borrowers under Section 12.03 of the Loan Agreement.

Section 4.02 Effects of this Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the existing Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Loan Agreement or any other provision of the existing Loan Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.

(b) From and after the Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Loan Agreement in any other Loan Document shall be deemed a reference to the Loan Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

ARTICLE V

REAFFIRMATION

Section 5.01 Reaffirmation. Notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, (i) each Loan Party acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan Agreement, as amended hereby and in the case of the Guaranty and Collateral Agreement, as amended through the date hereof) and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Loan Agreement with respect to all of the Obligations.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.02 Expenses. The Borrowers agree to reimburse the Administrative Agent and the Lenders for all out-of-pocket fees, charges and disbursements of counsel in connection with this Amendment, in each case to the extent required pursuant to Section 12.03 of the Loan Agreement.

Section 6.03 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment and signature pages for all purposes.

Section 6.04 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 6.05 Direction to Administrative Agent. Each of the Lenders party hereto hereby (i) authorizes and directs the Administrative Agent to enter into this Amendment, (ii) authorizes and directs the Collateral Agent, in its capacity as such, to enter into the 2019 ABL/Term Intercreditor Agreement (as defined below) and (iii) confirms that it is a Lender under the Loan Agreement as of the date hereof. As used above, “2019 ABL/Term Intercreditor Agreement” means that certain ABL/Term Intercreditor Agreement, dated as of the date hereof, among CIT Northbridge Credit LLC, as ABL Collateral Agent (as defined therein), Wilmington Trust, National Association, as Initial Term Collateral Agent and as Initial Junior Term Collateral Agent (each as defined therein), and acknowledged and agreed to by the Parent Borrower and the other grantors referred to therein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT BORROWER:	HORNBECK OFFSHORE SERVICES, INC.

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

CO-BORROWER:	HORNBECK OFFSHORE SERVICES, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[HOS - Signature Page to Amendment No. 2 to First Lien Term Loan Agreement]

GUARANTORS:	HORNBECK OFFSHORE TRANSPORTATION, LLC

HOS-IV, LLC

HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC

HORNBECK OFFSHORE OPERATORS, LLC

ENERGY SERVICES PUERTO RICO, LLC

HORNBECK OFFSHORE INTERNATIONAL, LLC

HOS PORT, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[HOS - Signature Page to Amendment No. 2 to First Lien Term Loan Agreement]

ADMINISTRATIVE AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION

	By:	/s/ Nicole Kroll
	Name:	Nicole Kroll
	Title:	Assistant Vice President

[HOS - Signature Page to Amendment No. 2 to First Lien Term Loan Agreement]

EXHIBIT A

See Attached.

“2019 Convertible Senior Notes Indenture” means that certain Indenture, dated as of August 13, 2012, among HOSI, the Guarantors (as defined therein) party thereto and Wells Fargo, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“2019 Senior Credit Agreement” means that certain Senior Credit Agreement, dated as of the Amendment No. 2 Effective Date, among HOSI, as borrower, certain financial institutions, as lenders, and CIS Northbridge Credit LLC, as collateral agent and as administrative agent thereunder.

“2020 Senior Notes” means the 5.875% Senior Notes due 2020 issued pursuant to the 2020 Senior Notes Indenture.

“2020 Senior Notes Indenture” means that certain Indenture, dated as of March 16, 2012, among HOSI, the Guarantors (as defined therein) party thereto and Wells Fargo, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“2021 Senior Notes” means the 5.000% Senior Notes due 2021 issued pursuant to the 2021 Senior Notes Indenture.

“2021 Senior Notes Indenture” means that certain Indenture, dated as of March 28, 2013, among HOSI, the Guarantors (as defined therein) party thereto and Wells Fargo, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreement” has the meaning assigned such term in the Guaranty and Collateral Agreement.

“Additional Eligible Vessel” means (i) each High Spec Vessel and each MPSV owned by the Parent Borrower or any of its Restricted Subsidiaries as of the Effective Date that does not constitute Vessel Collateral as of the Effective Date and (ii) each High Spec Vessel and each MPSV acquired by the Parent Borrower or any of its Restricted Subsidiaries after the Effective Date (A) for consideration consisting entirely of the Equity Interests (other than Disqualified Stock) of the Parent Borrower or the proceeds from any issuance of the Equity Interests (other than Disqualified Stock) of the Parent Borrower or (B) pursuant to a concurrent purchase and sale or in-kind exchange of Vessels (or a combination thereof) that are not Vessel Collateral.

“Additional Lender” has the meaning assigned such term in Section 2.09(d).

“Additional Vessel” has the meaning assigned such term in Section 8.14(b).

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“Agreement” means this First Lien Term Loan Agreement, together with any and all supplements, restatements, renewals, refinances, modifications, amendments, extensions for any period, increases or rearrangements thereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively. Notwithstanding the foregoing, the Alternate Base Rate shall never be less than 2.00%.

“Amendment No. 2 Effective Date” means June 28, 2019.

“Anti-Terrorism Laws” means any laws relating to sanctions, terrorism or money laundering, including the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Margin” means, for any day,

(a) from the Effective Date until the first anniversary thereof, with respect to any ABR Loan, 5.00%, and with respect to any Eurodollar Loan, 6.00%,

(b) from the first anniversary of the Effective Date until the second anniversary of the Effective Date, with respect to any ABR Loan, 5.50%, and with respect to any Eurodollar Loan, 6.50%,

(c) from the second anniversary of the Effective Date until the third anniversary of the Effective Date, with respect to any ABR Loan, 6.00%, and with respect to any Eurodollar Loan, 7.00%,

(d) from the third anniversary of the Effective Date until the fourth anniversary of the Effective Date, with respect to any ABR Loan, 6.25%, and with respect to any Eurodollar Loan, 7.25%, and

(e) thereafter, with respect to any ABR Loan, 6.50%, and with respect to any Eurodollar Loan, 7.50%;

provided that if the Borrowers elect to pay any amount of accrued interest as PIK Interest pursuant to Section 3.02(f), then the “Applicable Margin” (including in respect of such accrued interest) shall be increased by 1.00% for so long as the Borrowers elect to pay PIK Interest.

restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act to the extent such restrictions would prevent the sale of such equity securities within 365 days following the applicable Asset Sale), (b) a registration statement under the Securities Act covering the resale thereof is in effect, or (c) the Parent Borrower or any of its Restricted Subsidiaries is entitled to registration rights under the Securities Act and has exercised such rights and such registration process is under way.

“Loan Documents” means this Agreement, any Increase Joinder, the Notes, Fee Letters and the Security Instruments.

“Loan Guarantees” means, collectively, the guarantees of the Indebtedness made by the Guarantors pursuant to the Guaranty and Collateral Agreement.

“Loan Parties” means the Borrowers and the Guarantors, and “Loan Party” means any one of them.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including for the avoidance of doubt, Loans made pursuant to Section 2.01 and the Incremental Term Loans.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, Properties, condition (financial or otherwise) or results of operations of the Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform any of their payment or other material obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document or (d) the ability of the Administrative Agent or any Lender to enforce any of their respective material rights under the Loan Documents.

“Material Indebtedness” means (i) Funded Debt (other than the Loans) or Hedging Obligations, of any one or more of the Borrowers and the Guarantors in an aggregate principal amount exceeding $25,000,000 and (ii) Debt outstanding under the 2019 Senior Credit Agreement. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligations shall be the Swap Termination Value.

“Maturity Date” means the sixth (6th) anniversary of the Effective Date; provided that the Maturity Date with respect to the Loans made pursuant to any Incremental Term Commitment shall mean the maturity date specified with respect thereto in the Increase Joinder.

“Minimum Fixed Charge Coverage Ratio Test” has the meaning assigned such term in Section 9.02.

“Minimum Liquidity Amount” means $25,000,000.

“MPSV” means a multi-purpose support vessel.

Agreement and any and all other agreements now or hereafter executed and delivered by the Borrowers or any other Person as security for the payment or performance of the Indebtedness, as such agreements securing the Indebtedness may be amended, modified, supplemented or restated from time to time.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. For the avoidance of doubt, Senior Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Specified Deposit Accounts” means, collectively, the Tranche A Unrestricted Account, the Tranche B-1 Blocked Account and the Tranche B-2 Blocked Account.

“Specified Equity Interests” has the meaning assigned such term in the definition of “Asset Sale”.

“Specified Foreign Subsidiary” has the meaning assigned such term in Section 8.14(a)(ii).

“Specified Non-Cash Consideration” has the meaning assigned such term in Section 9.08.

“Specified Qualified Appraisers” means (i) Dufour Laskay & Strouse, Inc., (ii) Fearnley Offshore, (iii) RS Platou, (iv) ODS-Petrodata, (v) Clarksons, (vi) Marcon International and (vii) each other Person that is an independent shipbroker and that is reasonably satisfactory to the Required Lenders.

“Specified Representations” shall mean the representations and warranties set forth in Sections 7.01(a), 7.02 (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Loan Documents), 7.03(b)(ii) (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Loan Documents), 7.08, 7.16 (other than clauses (c) and (d) thereof), 7.18, and 7.19.

“Specified Transaction” shall mean, with respect to any period, any Investment (including a Permitted Acquisition), any asset acquisition or sale, incurrence or Redemption of Debt, Restricted Payment, Subsidiary designation, or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Specified Value” means, subject in all cases to Section 1.06:

(a) with respect to any Existing Vessel, the Vessel Book Value thereof; provided, that (A) subject to the following clause (B), if the Vessel Book Value of any Existing Vessel is greater than $25,000,000, the Specified Value of such Existing Vessel shall instead be the Appraised Value thereof and (B) if the sum of (i) the aggregate Vessel Book Value of all power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Parent Borrower or one or more of its Subsidiaries. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a direct or indirect Subsidiary of the Parent Borrower.

“Successor Company” has the meaning assigned such term in Section 9.04(a).

“Swap Termination Value” means, in respect of any Hedging Obligation, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined by the counterparties to such Hedging Obligations.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Parent Borrower most recently ended on or prior to such date of determination and for which financial statements are internally available at the time of such determination.

“Tranche A Unrestricted Account” means the Tranche A Unrestricted Account as defined, and used for the purposes set forth, in the 2019 Senior Credit Agreement as in effect on the Amendment No. 2 Effective Date.

“Tranche B-1 Blocked Account” means the Tranche B-1 Blocked Account as defined, and used for the purposes set forth, in the 2019 Senior Credit Agreement as in effect on the date Amendment No. 2 Effective Date.

“Tranche B-2 Blocked Account” means the Tranche B-2 Blocked Account as defined, and used for the purposes set forth, in the 2019 Senior Credit Agreement as in effect on the Amendment No. 2 Effective Date.

“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by the Borrowers in connection with the Transactions, this Agreement, and the other Loan Documents, and the transactions contemplated hereby and thereby.

“Transactions” means, with respect to (a) the Borrowers, the execution, delivery and performance by the Borrowers of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the granting of Liens by the Borrowers on Collateral pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty and Collateral Agreement by such Guarantor, and the granting of Liens by such Guarantor on or another Restricted Subsidiary of the Parent Borrower that was permitted to be incurred by another provision of this Section 9.02; provided, that this clause (vii) shall not permit the guarantee by any Restricted Subsidiary of the Parent Borrower that is not a Loan Party of any Indebtedness incurred under Section 9.02(b)(i) (or any Permitted Refinancing Indebtedness in respect thereof) or Section 9.02(b)(x);

(viii) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Debt incurred pursuant to Section 9.02(a), 9.02(b)(i), 9.02(b)(ii), this clause (viii) or Section 9.02(b)(xi);

(ix) Permitted Acquisition Indebtedness and any Permitted Refinancing Indebtedness in respect thereof (including any subsequent Permitted Refinancing Indebtedness in respect of any Debt previously incurred under this Section 9.02(b)(ix));

(x) Debt of the Borrowers (and any Guarantee thereof by a Guarantor) under the Revolver Facility in an aggregate principal amount at any time outstanding not to exceed the lesser of (1) $100,000,000 and (2) 85% of the Loan Parties’ eligible accounts receivable so long as on or before the date on which the such Debt is incurred under the Revolver Facility, (y) the Administrative Agent, the Collateral Agent and the representative with respect to the Revolver Facility shall become a party to the Revolver/Term Intercreditor Agreement and (z) any other requirements set forth in the Revolver/Term Intercreditor Agreement shall have been satisfied; and

(xi) other Debt and/or Disqualified Stock in an aggregate principal amount and/or liquidation preference, as applicable, that, when taken together with the aggregate principal amount and/or liquidation preference, as applicable, of all other Debt and/or Disqualified Stock incurred pursuant to this clause (xi) and then outstanding will not exceed, together with any outstanding Permitted Refinancing Indebtedness in respect thereof (but excluding any Increased Amount) the greater of (1) $75,000,000 (provided that, until the earlier of (y) the date that is 90 days after the Amendment No. 2 Effective Date and (z) the date on which the Field Examination Condition (as defined in the 2019 Senior Credit Agreement as in effect on the date hereof) has been satisfied, the amount in this clause (1) shall equal $100,000,000) and (2) 2.5% of the Parent Borrower’s Consolidated Net Tangible Assets determined as of the end of the Parent Borrower’s most recently completed fiscal quarter for which internal financial statements are available; provided that (i) any such Debt or Disqualified Stock shall not be secured by any assets that are Collateral and (ii) any such Debt or Disqualified Stock of a Loan Party referred to in this clause (xi) does not mature and does not have any mandatory or scheduled principal payments or sinking fund obligations prior to 91 days after the Maturity Date (except as a result of a customary change of control or asset sale repurchase offer provisions, subject to the prior making of any required payments on the Indebtedness hereunder).

(c) The Borrowers shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Debt which by its terms (or by the terms of any agreement governing such

Section 9.10 Restrictions on Leveraged Vessel Acquisition Transactions. The Parent Borrower will not, and will not permit any Restricted Subsidiary of the Parent Borrower to, consummate any Leveraged Vessel Acquisition Transaction that is not a Permitted Leveraged Vessel Acquisition Transaction.

Section 9.11 Restrictions on Deposit Accounts. The Parent Borrower will not, and will not permit any Subsidiary of the Parent Borrower to, (i) use any Specified Deposit Account for purposes other than those set forth in the 2019 Senior Credit Agreement as in effect on the Amendment No. 2 Effective Date or permit any Specified Deposit Account to hold any funds not expressly contemplated by the 2019 Senior Credit Agreement as in effect on the Amendment No. 2 Effective Date or (ii) use any Collection Account or Collection/Disbursement Account (each as defined in the 2019 Senior Credit Agreement as in effect on the Amendment No. 2 Effective Date) for any purpose other than (A) collecting the (1) proceeds of accounts receivable and (2) proceeds transferred from other deposit or investment accounts of the Parent Borrower or any of its Subsidiaries and (B) disbursing those proceeds; provided that, in the case of any disbursement of proceeds of the type described in the foregoing clause (A)(2), such disbursement is made either no later than 3 Business Days after receipt of such proceeds in the applicable Collection Account or Collection/Disbursement Account or pursuant to a check, draft or other instrument written no later than 3 Business Days after receipt of such proceeds in the applicable Collection Account or Collection/Disbursement Account.

ARTICLE X

Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise; and (other than a payment due on the Maturity Date) such failure is not cured within three (3) Business Days after the applicable due date.

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c) any representation or warranty made or deemed made pursuant to Section 6.02 by or on behalf of the Parent Borrower, the Co-Borrower or any Guarantor in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document